UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 29, 2008

Exponent, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-18655	77-0218904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

149 Commonwealth Drive Menlo Park, CA	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 326-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Annual Meeting of Stockholders of Exponent, Inc. (“Exponent”) held on May 29, 2008, Exponent’s stockholders approved the 2008 Equity Incentive Plan (the “Equity Incentive Plan”) and the 2008 Employee Stock Purchase Plan (the “ESPP”). The Equity Incentive Plan and ESPP were previously adopted by Exponent’s Board of Directors on April 8, 2008, subject to stockholder approval. Upon stockholder approval of the Equity Incentive Plan and ESPP on May 29, 2008, each of the following plans were terminated: the 1999 Stock Option Plan, the Restricted Stock Award Plan, the 1998 Stock Option Plan and the Employee Stock Purchase Plan established in 1992.

The Equity Incentive Plan, which will be administered by the Human Resources Committee of the Board of Directors, allows for the award of stock options, stock awards (including stock units, stock grants and stock appreciation rights or other similar equity awards) and cash awards to officers, employees, consultants and non-employee members of the Board of Directors. Subject to adjustment resulting from a stock split or the payment of a stock dividend or any other increase or decrease in the number of issued shares of Exponent’s stock effected without receipt of consideration by Exponent, the total number of shares available for issuance under the Equity Incentive Plan is 1,200,000 shares of common stock. No employee may be granted, in any calendar year, options or other stock awards covering more than 200,000 shares of common stock, except that, in connection with his or her initial employment, an employee may be granted awards covering up to an additional 400,000 shares of common stock.

The ESPP, which will be administered by the Human Resources Committee of the Board of Directors allows for officers and employees to purchase common stock through payroll deductions of up to 15% of a participant’s eligible compensation. Shares of common stock are purchased under the ESPP Plan at a discount to the market price of the shares equal to 95% of the fair market value of Exponent’s common stock on each purchase date. Subject to adjustment resulting from a stock split or the payment of a stock dividend or any other increase or decrease in the number of issued shares of Exponent’s stock effected without receipt of consideration by Exponent, the total number of shares available for issuance under the ESPP is 200,000 shares of common stock.

The above descriptions of certain terms and conditions of the Equity Incentive Plan and ESPP are qualified in their entirety by reference to the full texts of the Equity Incentive Plan and ESPP, which are filed as Exhibit 10.1 and Exhibit 10.2 to this Form 8-K and are incorporated herein by reference in their entirety.

Item 8.01. Other Events

On June 3, 2008, Exponent announced that its Board of Directors authorized up to an additional $35,000,000 for the repurchase of Exponent’s common stock on May 29, 2008. Exponent may pursue such repurchases from time to time in the open market or privately negotiated transactions in compliance with Securities and Exchange Commissions Rule 10b-18. This repurchase authorization follows, and is in addition to, a similar repurchase authorization of $35,000,000 authorized on May 22, 2007. After taking into account all shares repurchased through May 29, 2008, Exponent has $40.1 million in aggregate repurchase capacity under all of Exponent’s outstanding repurchase authorizations. A copy of the press release announcing the repurchase authorization is attached hereto as exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
10.1	Registrant’s 2008 Equity Incentive Plan
10.2	Registrant’s 2008 Employee Stock Purchase Plan
99.1	Press Release dated June 3, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

EXPONENT, INC.

By:	/s/ Richard L. Schlenker
Name:	Richard L. Schlenker
Title:	Chief Financial Officer

Date: June 3, 2008